UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 9, 2007

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On March 15, 2007, Mechanical Technology Incorporated (the "Company") issued a press release announcing its financial results for the quarter and year ended December 31, 2006. The full text of Company's press release is furnished as Exhibit 99.1 hereto. This Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 hereto are furnished pursuant to Item 2.02 of Form 8-K and are not intended to be incorporated by reference into future filings under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless expressly incorporated by reference in such filings.

Item 2.05. Costs Associated With Exit or Disposal Activities.

On March 9, 2007, the Board of Directors of the Company committed the Company to a plan (the "Plan") to suspend the high power development program of MTI MicroFuel Cells Inc. ("MTI Micro") in which the Company will reduce its workforce by approximately twenty percent (20%) of its positions with the intention of significantly reducing spending, currently estimated to be $4.3 million for the remainder of 2007 and $5.8 million on an annual basis reflecting employee and development cost reductions, while maintaining the research, development and commercialization capabilities needed to advance the Company's consumer market programs. The Plan was approved in response to decreased funding and sales opportunities in the military market and commenced on March 14, 2007. The majority of actions required under the Plan will be completed within approximately four weeks, and the Company expects the severance obligations under the Plan to be substantially settled by the end of April 2007. The Company expects to incur one-time charges of approximately $332,000 in the first quarter of 2007, primarily associated with severance benefits.

The Plan constitute an exit or disposal plan activity under FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which will result in material charges under accounting principles generally accepted in the U.S. Substantially all of these charges are expected to be cash expenditures.

The Plan is also described in the Company's press release, dated March 15, 2007, referred to Item 2.02 above and attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that the Chief Operating Officer ("COO") role at MTI Micro is being eliminated. Russel H. Marvin, current COO will be transitioning out of the Company by March 30, 2007. The Company is presently arranging the terms of his separation agreement based on his employment contract with MTI Micro.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
EXHIBIT
No.	DESCRIPTION
99.1	Press release of Mechanical Technology Incorporated issued on March 15, 2006

SAFE HARBOR REGARDING FORWARD LOOKING STATEMENTS.

This Form 8-K (including the Exhibits hereto) contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements do not constitute guarantees of future performance. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. More information about potential factors that could affect the Company's business and financial results are included in Company's Securities and Exchange Commission filings (available at

http://www.sec.gov and http://mechtech.com). The Company assumes no obligation to update any forward-looking information contained in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: March 15, 2007	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

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